Exhibit 99.1

Soluna Secures Conditional Base Load Position for Project Dorothy’s 100 MW in ERCOT Batch Zero

An additional 50 MW request at the campus is already under study

ALBANY, NY, September 14, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including AI and Bitcoin mining, today announced that ERCOT has conditionally classified its 100 MW Project Dorothy campus as Base Load in Batch Zero. The classification follows last week’s conditional Base Load position for the full 166 MW at Project Kati.

“We put the load at the generation instead of waiting years in an interconnection queue,” said John Belizaire, CEO of Soluna. “Dorothy has run that way from the start. That is why 266 megawatts across both of our Texas campuses is now conditionally classified as base load, and why we can keep growing at Dorothy from a position of strength.”

Soluna has formally submitted a load interconnection request to the transmission and distribution service provider for an additional 50 MW at the Dorothy site. The request falls below the Batch Zero threshold and the provider is studying it directly, which it has confirmed is underway.

Batch Zero is ERCOT’s transitional process for evaluating large load interconnection requests system-wide, replacing the prior project-by-project approach. A Base Load classification preserves a project’s interconnection capacity based on prior study work and exempts it from further reliability evaluation or megawatt allocation within the study. ERCOT reported more than 438,000 MW  of large load requests in the queue as of mid-2026, nearly 90 percent of them from data centers.

The classification is conditional pending completion of ERCOT’s ongoing verification process, under which ERCOT may remove a project from Batch Zero if the applicant does not respond to its information requests. Soluna is participating in the verification process and expects ERCOT to confirm the classification.

Project Dorothy is a 100 MW wind-powered campus in Briscoe County, Texas, built behind the meter at the 150 MW Briscoe Wind Farm, which Soluna acquired in April 2026. Dorothy 1 and Dorothy 2 account for 98 MW of energized capacity. Project Dorothy 3, the 300 MW next phase on the campus, is designed for AI and high-performance computing.

Soluna’s total operating capacity is approximately 206 MW, and the Company continues to advance a development pipeline of approximately 6.3 GW.

For more information, visit www.solunacomputing.com.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including the final classification of the Project Dorothy campus in ERCOT’s Batch Zero process, the development of Project Dorothy, and the Company’s development pipeline. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS™ helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

LinkedIn: linkedin.com/company/solunaholdings

X (formerly Twitter): x.com/solunaholdings

YouTube: youtube.com/c/solunacomputing

Newsletter: bit.ly/solunasubscribe

Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact

Public Relations

West of Fairfax for Soluna

Soluna@westof.co